Exhibit 99.1

Ground-Breaking Combination of All-Oral Agents Demonstrates Potential as Hepatitis C Treatment Regimen

— Combination of R7227, protease inhibitor, and R7128, nucleoside polymerase inhibitor, shows significant potency in reducing viral load in patients with hepatitis C -

NUTLEY, N.J., BRISBANE, Calif., and PRINCETON, N.J., April 25, 2009 /PRNewswire-FirstCall via COMTEX News Network/ — Roche, InterMune, Inc. (Nasdaq: ITMN) and Pharmasset (Nasdaq: VRUS) today announced the first results from their innovative, interferon-free regimen of direct acting antiviral (DAA) combination therapy for the treatment of patients chronically infected with the hepatitis C virus (HCV)(1). The study combined two oral DAAs, R7227 (also known as ITMN-191) and R7128, for the first time in patients. There were no serious adverse events reported during the 14 days of dosing, and the reductions in levels of HCV RNA were significant.

Results of the INFORM-1 study were presented today during the late-breaker session at the 44th Annual Meeting of the European Association for the Study of the Liver (EASL) in Copenhagen.

The trial, conducted in centers in New Zealand and Australia, is the first to investigate the combination of two oral antiviral medicines in the absence of interferon and ribavirin. The results demonstrated for the first time that the combination of an oral protease inhibitor and an oral nucleoside polymerase inhibitor resulted in significant HCV viral load reduction in patients with HCV. Roche is developing R7227, a protease inhibitor, with InterMune, and R7128, a nucleoside polymerase inhibitor, with Pharmasset.

Further studies will test the activity and safety of the combination of R7227 and R7128 with and without interferon and/or ribavirin. The current standard of care for HCV is a combination of pegylated interferon plus ribavirin, which delivers overall sustained virologic response rates (SVR) of 50-60 percent.

“These are exciting times in our fight against hepatitis C, and the investigation of the innovative oral treatment regimen in INFORM-1, if validated in further study, may radically change future treatment strategies in our patients with chronic HCV infection,” said Edward Gane, M.D., Associate Professor, University of Auckland and Director, Auckland Clinical Studies Limited. “The initial results from this study of the R7227/R7128 combination raise hopes of the possibility for an interferon-free treatment regimen, as well as the potential for a shorter, more potent interferon-based regimen.”

INFORM-1 Results in Brief

INFORM-1 is a randomized, double-blind, ascending dose Phase I trial which has enrolled a total of 57 patients.

Patients receiving the combination of R7227 and R7128 for 14 days — without pegylated interferon or ribavirin — experienced a median reduction in viral levels of -4.8 to -5.2 log(10) IU/mL in the highest doses tested. The addition of R7128 to R7227 resulted in sustained viral load reductions over the dosing period, with approximately 63 percent of patients experiencing a decrease in viral levels below the quantification limit of the diagnostic assay (less than 40 IU/mL). Furthermore, 25 percent of patients in the highest dosage groups were below the limit of detection of the virus in their blood (less than 15 IU/mL) after 14 days.

In the early low-dose groups, after only three days of dosing, the mean reduction in viral load levels was 0.6 log(10) IU/mL greater with combination treatment (-2.9), compared to the performance of the individual compounds when administered as a single agent (-0.46 and -1.84 for R7128 and R7227, respectively). This suggests an additive effect for the combination.

No treatment-related serious adverse events (SAEs), no dose reductions and no discontinuations were reported in the study. Pharmacokinetic analysis confirmed that there were no drug-drug interactions between the compounds.

Next Steps in the Development Program

The companies are now exploring twice-daily dosing of R7227 and higher total daily doses (600 mg twice-daily and 900 mg twice-daily) than those explored in the first patient cohorts of INFORM-1. The companies also plan to explore the innovative DAA combination therapy in “treatment-experienced” patients with HCV, or those who did not achieve SVR with a previous interferon-based treatment.

Other Clinical Studies with R7227 and R7128

In addition to clinical studies of combination DAA regimens such as those studied in INFORM-1, R7227 and R7128 each are proceeding rapidly in development in combination with Roche’s PEGASYS(R) (peginterferon alfa-2a) and COPEGUS(R) (ribavirin). A Phase IIb study with R7128 has now begun, while a Phase IIb study with R7227 is slated to begin in the summer.

The Foundation and Future of HCV Treatment

Combination therapy of pegylated interferon and ribavirin is the current standard of care for HCV. PEGASYS is the leading treatment for HCV, and also is the pegylated interferon therapy of choice for most HCV antiviral agents in development — including those developed through collaborations with Roche, as well as those developed by other companies. The collaborations with InterMune and Pharmasset position Roche as a leader in developing innovative treatments for HCV.

Dial-In and Webcast Details

InterMune and Pharmasset will host a live webcast of a discussion of the INFORM-1 results from the EASL conference today, Saturday, April 25, 2009, at 7:00 p.m. CEST (1:00 p.m. EDT). Participating in the discussion will be Dr. Ed Gane, principal investigator in the INFORM-1 trial. Members of management from Roche, InterMune and Pharmasset will also be available to answer questions. A live webcast and slide presentation will be available through the Investor Relations pages of both InterMune and Pharmasset at www.intermune.com or www.pharmasset.com, respectively. Alternatively, interested parties may access the discussion and ask questions by dialing 888-799-0528 (U.S. and Canada) or 973-200-3372 (international), conference ID # 95452531. A webcast replay will be available approximately three hours after the call and will be archived at www.intermune.com and at http://www.pharmasset.com.

The teleconference replay will be available for 10 business days following the call and can be accessed by dialing 800-642-1687 (U.S. and Canada) or 706-645-9291 (international), and entering conference ID # 95452531.

The companies recommend logging on at least 15 minutes prior to the start of the webcast to ensure adequate time for any software downloads that may be required.

About R7227 (ITMN-191)

R7227 is a potent, macrocyclic inhibitor of HCV NS3/4A protease activity, and has produced multi-log(10) reductions in levels of HCV levels in chronic HCV patients, when administered for 14 days as monotherapy and when combined with PEGASYS and COPEGUS. R7227 was safe and well-tolerated in these studies.

About R7128

R7128, a cytidine nucleoside analog inhibitor of HCV RNA polymerase, is being developed for the treatment of chronic HCV infection. R7128 has shown potent in vivo activity against all of the most common HCV genotypes (1, 2 and 3). R7128 was safe and well-tolerated when given with PEGASYS and COPEGUS for up to 28 days.

About PEGASYS

PEGASYS, in combination with COPEGUS (ribavirin), is indicated for the treatment of adults with chronic HCV who have compensated liver disease and have not previously been treated with interferon alpha. Efficacy has been demonstrated in patients with compensated liver disease and histological evidence of cirrhosis (Child-Pugh class A) and patients with HIV disease that are clinically stable (e.g., antiretroviral therapy not required or receiving stable antiretroviral therapy). In addition, PEGASYS in combination with COPEGUS is the first and only FDA-approved regimen for the treatment of chronic HCV in patients coinfected with HCV and HIV. PEGASYS is the only pegylated interferon indicated for the treatment of adult patients with chronic hepatitis B (HBeAg positive and HBeAg negative chronic hepatitis B who have compensated liver disease and evidence of viral replication and liver inflammation).

PEGASYS is dosed at 180mcg as a subcutaneous injection taken once a week. COPEGUS is available as a 200mg tablet, and is administered orally two times a day as a split dose. Roche has backed PEGASYS with the most extensive clinical research program ever undertaken in HCV, with major studies initiated to advance treatment for HCV patients with unmet needs, including patients co-infected with HIV and HCV, African Americans, patients with cirrhosis, and patients who have failed to respond to previous therapy.

Important Safety Information About PEGASYS

PEGASYS, alone or in combination with COPEGUS, is indicated for the treatment of adults with chronic hepatitis C virus infection who have compensated liver disease and have not been previously treated with interferon alpha. Patients in whom efficacy was demonstrated included patients with compensated liver disease and histological evidence of cirrhosis (Child-Pugh class A).

Alpha interferons, including PEGASYS(R) (Peginterferon alfa-2a), may cause or aggravate fatal or life-threatening neuropsychiatric, autoimmune, ischemic, and infectious disorders. Patients should be monitored closely with periodic clinical and laboratory evaluations. Therapy should be withdrawn in patients with persistently severe or worsening signs or symptoms of these conditions. In many, but not all cases, these disorders resolve after stopping PEGASYS therapy (see CONTRAINDICATIONS, WARNINGS, PRECAUTIONS and ADVERSE REACTIONS in complete product information).

Use with Ribavirin. Ribavirin, including COPEGUS(R), may cause birth defects and/or death of the fetus. Extreme care must be taken to avoid pregnancy in female patients and in female partners of male patients. Ribavirin causes hemolytic anemia. The anemia associated with ribavirin therapy may result in a worsening of cardiac disease. Ribavirin is genotoxic and mutagenic and should be considered a potential carcinogen (see CONTRAINDICATIONS, WARNINGS, PRECAUTIONS and ADVERSE REACTIONS in complete product information).

PEGASYS is contraindicated in patients with hypersensitivity to PEGASYS or any of its components, autoimmune hepatitis, and hepatic decompensation (Child-Pugh score greater than 6; class B and C) in cirrhotic CHC monoinfected patients before or during treatment. PEGASYS is also contraindicated in hepatic decompensation with Child-Pugh score greater than or equal to 6 in cirrhotic CHC patients coinfected with HIV before or during treatment. PEGASYS is also contraindicated in neonates and infants because it contains benzyl alcohol. Benzyl alcohol is associated with an increased incidence of neurological and other complications in neonates and infants, which are sometimes fatal. PEGASYS and COPEGUS therapy is additionally contraindicated in patients with a hypersensitivity to COPEGUS or any of its components, in women who are pregnant, men whose female partners are pregnant, and patients with hemoglobinopathies (eg, thalassemia major, sickle-cell anemia).

COPEGUS THERAPY SHOULD NOT BE STARTED UNLESS A REPORT OF A NEGATIVE PREGNANCY TEST HAS BEEN OBTAINED IMMEDIATELY PRIOR TO INITIATION OF THERAPY. Women of childbearing potential and men must use two forms of effective contraception during treatment and during the 6 months after treatment has concluded. Routine monthly pregnancy tests must be performed during this time. If pregnancy should occur during treatment or during 6 months post-therapy, the patient must be advised of the significant teratogenic risk of COPEGUS therapy to the fetus. Healthcare providers and patients are strongly encouraged to immediately report any pregnancy in a patient or partner of a patient during treatment or during 6 months after treatment cessation to the Ribavirin Pregnancy Registry at 1-800-593-2214.

Chronic hepatitis C (CHC) patients with cirrhosis may be at risk of hepatic decompensation and death when treated with alpha interferons, including PEGASYS. During treatment, patients’ clinical status and hepatic function should be closely monitored, and PEGASYS treatment should be immediately discontinued if decompensation (Child-Pugh score greater than or equal to 6) is observed. Ischemic and hemorrhagic cerebrovascular events have been observed in patients treated with interferon alfa-based therapies, including PEGASYS. Events occurred in patients with few or no reported risk factors for stroke, including patients less than 45 years of age. Because these are spontaneous reports, estimates of frequency cannot be made and causal relationship between interferon alfa-based therapies and these events is difficult to establish.

The most common adverse events reported for PEGASYS and COPEGUS combination therapy observed in clinical trials were fatigue/asthenia (65 percent), headache (43 percent), pyrexia (41 percent), myalgia (40 percent), irritability/anxiety/nervousness (33 percent), insomnia (30 percent), alopecia (28 percent), neutropenia (27 percent), nausea/vomiting (25 percent), rigors (25 percent), anorexia (24 percent), injection site reaction (23 percent), arthralgia (22 percent), depression (20 percent), pruritus (19 percent) and dermatitis (16 percent).

Serious adverse events in hepatitis C trials included neuropsychiatric disorders (homicidal ideation, suicidal ideation, suicide attempt, suicide, psychotic disorder and hallucinations), serious and severe bacterial infections (sepsis), bone marrow toxicity (cytopenia and rarely, aplastic anemia), cardiovascular disorders (hypertension, supraventricular arrhythmias and myocardial infarction), hypersensitivity (including anaphylaxis), endocrine disorders (including thyroid disorders and diabetes mellitus), autoimmune disorders (including idiopathic thrombocytopenic purpura, thrombotic thrombocytopenic purpura, psoriasis, lupus, rheumatoid arthritis and interstitial nephritis), pulmonary disorders (dyspnea, pneumonia, bronchiolitis obliterans, interstitial pneumonitis and sarcoidosis), colitis (ulcerative and hemorrhagic/ischemic colitis), pancreatitis, and ophthalmologic disorders (decrease or loss of vision, retinopathy including macular edema and retinal thrombosis/hemorrhages, optic neuritis and papilledema).

Adverse reactions reported during post-approval use of PEGASYS therapy, with and without ribavirin, include hearing impairment, hearing loss, serious skin reactions, including erythema multiforme major, and infections (bacterial, viral and fungal).

About Roche

Hoffmann-La Roche Inc. (Roche), based in Nutley, N.J., is the U.S. pharmaceuticals headquarters of the Roche Group, one of the world’s leading research-oriented healthcare groups with core businesses in pharmaceuticals and diagnostics. For more than 100 years in the U.S., Roche has been committed to developing innovative products and services that address prevention, diagnosis and treatment of diseases, thus enhancing people’s health and quality of life. For additional information about the U.S. pharmaceuticals business, visit our website http://www.rocheusa.com. Product and treatment information for U.S. healthcare professionals is available at www.RocheExchange.com.

About InterMune

InterMune is a biotechnology company focused on the research, development and commercialization of innovative therapies in pulmonology and hepatology. InterMune has a pipeline portfolio addressing idiopathic pulmonary fibrosis (IPF) and hepatitis C virus (HCV) infections. The pulmonology portfolio includes the Phase III program, CAPACITY, which is evaluating pirfenidone as a possible therapeutic candidate for the treatment of patients with IPF and a research program focused on pirfenidone analog ITMN-520. The hepatology portfolio includes the HCV protease inhibitor compound R7227 (ITMN-191), a second-generation HCV protease inhibitor research program, and a research program evaluating a new target in hepatology. For additional information about InterMune and its R&D pipeline, please visit www.intermune.com.

About Pharmasset

Pharmasset is a clinical-stage pharmaceutical company committed to discovering, developing and commercializing novel drugs to treat viral infections. Pharmasset’s primary focus is on the development of oral therapeutics for the treatment of hepatitis B virus (HBV), hepatitis C virus (HCV) and human immunodeficiency virus (HIV). Pharmasset is currently developing three product candidates. R7128, an oral treatment for chronic HCV infection, has completed a 4-week clinical trial in combination with PEGASYS plus COPEGUS through a strategic collaboration with Roche, and is initiating a Phase IIb trial. Racivir, which is being developed for the treatment of HIV in combination with other approved HIV drugs, has completed a Phase II clinical trial. PSI-7851, an unpartnered second generation HCV nucleotide analogue recently entered Phase I studies. Additional information is available on the Internet at http://www.pharmasset.com

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934, as amended, that reflect the companies’ judgments and involve risks and uncertainties as of the date of this release, including without limitation the statements related to anticipated product development timelines. All forward-looking statements and other information included in this press release are based on information available to the companies as of the date hereof, and the companies assume no obligation to update any such forward-looking statements or information. Actual results could differ materially from those described in the forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to, those discussed in detail under the heading “Risk Factors” in the companies’ most recent annual reports on Form 10-K filed with the SEC and in other periodic reports filed with the SEC. The risks and other factors discussed above should be considered only in connection with the fully discussed risks and other factors discussed in detail in the respective Forms 10-K and in the companies’ other periodic reports filed with the SEC, all of which are available via their respective web sites at www.intermune.com and.

All trademarks used or mentioned in this release are protected by law.

- About INFORM-1: www.clinicaltrials.gov

(1) “First-In-Man Demonstration Of Potent Antiviral Activity with a Nucleoside Polymerase (R7128) and Protease (R7227/ITMN-191) Inhibitor Combination in HCV: Safety, Pharmacokinetics, and Virologic Results from INFORM-1,” Abstract #1046: to be presented at 44th Annual Meeting of the European Association for the Study of the Liver (EASL) in Copenhagen, Denmark, April 22 - 26, 2009.

Contacts:

Linda Dyson

Roche

973-562-2231 (office)

973-986-5973 (mobile)

Linda.Dyson@roche.com

Jim Goff

Sr. Director, Corp. Comm. & IR

InterMune, Inc.

415-466-2228

jgoff@intermune.com

Richard E. T. Smith, Ph.D.

VP, Investor Relations and Corporate Communications

Pharmasset

609-613-4181

richard.smith@pharmasset.com

SOURCE Roche; InterMune; Pharmasset

http://www.rocheusa.com